EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-employee Director's Stock Option Plan, of our report dated February 2, 2001, relating to the consolidated financial statements, which appears in Exelixis, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/  PricewaterhouseCoopers  LLP

San  Jose,  California
February  13,  2002